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Exhibit 5.7

[Letterhead of Baker & Hostetler LLP]

March 19, 2004

Precision Castparts Corp.
4650 S.W. Macadam Ave., Suite 440
Portland, Oregon 97239

Stoel Rives LLP
900 SW Fifth Avenue
Portland, OR 97204

  Re:
  Guarantees of Certain Precision Castparts Corp. Notes

Ladies and Gentlemen:

        We have been engaged as special Ohio counsel for PCC Airfoils LLC, an Ohio limited liability company, and Wyman-Gordon Forgings (Cleveland), Inc., an Ohio corporation (collectively, the "Ohio Guarantors"), in connection with certain transactions related to the Registration Statement on Form S-4 (the "Registration Statement") filed by Precision Castparts Corp., an Oregon corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and exchange by the Company of up to $200,000,000 principal amount of the Company's 5.60% Senior Notes due 2013 that have been registered under the Securities Act (the "New Notes"), which New Notes will be guaranteed by each of the Ohio Guarantors, for a like principal amount of the Company's outstanding 5.60% Senior Notes due 2013 (the "Old Notes"), which Old Notes have also been guaranteed by the Ohio Guarantors.

        For purposes of this opinion letter we have examined originals, counterparts or copies of each of the following:

  1.
  the Indenture dated as of December 17, 1997, as amended by the First Supplemental Indenture dated June 30, 2001, the Second Supplemental Indenture dated December 9, 2003, and the Third Supplemental Indenture dated December 9, 2003 (as so amended and supplemented, the "Indenture") among the Company, each of the Company's subsidiary guarantors party thereto, and J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A. which was successor in interest to The First National Bank of Chicago), as trustee;

  2.
  the forms of the Old Notes and the New Notes;

  3.
  a Notation of Guarantee (the "Guarantee") executed by each of the Ohio Guarantors;

  4.
  Certificates of the Secretary of State of the State of Ohio regarding the existence and status of each of the Ohio Guarantors, as described on Schedule A hereto;

  5.
  the organizational documents of each of the Ohio Guarantors, as described on Schedule A hereto (the "Ohio Guarantor Organization Documents"); and

  6.
  Resolutions or substantially equivalent corporate or limited liability company action of each of the Ohio Guarantors relating to its respective Guarantee, as certified to us by the secretary or substantially equivalent representative of each of the Ohio Guarantors as of December 2, 2003, and recertified to us as of the date hereof.

The Indenture, the Old Notes, the New Notes and the Guarantee are referred to collectively as the "Documents."

        We have relied solely on the foregoing documents as to all matters of fact covered therein, and we have not undertaken any independent verification or investigation of such factual matters. In addition, in connection with this opinion we have made no investigation (nor do we acknowledge any duty to make any investigation) of the financial condition of the Company or the Ohio Guarantors.

        For the purpose of this opinion, we have assumed, with your consent, the following:

    a.
    the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

    b.
    that the transactions contemplated by the Guarantees are necessary or convenient to the conduct, promotion and attainment of the business of each of the Ohio Guarantors and will provide a benefit for each of the Ohio Guarantors; and

    c.
    that the facts set forth in all certificates referred to in this opinion are accurate.

We have conducted no independent investigation with respect to these assumptions. We advise you that we have not represented the Ohio Guarantors or the Company in connection with the preparation or negotiation of the Guarantees or any of the other documents referred to herein.

        Based upon the foregoing, and subject to the qualifications hereinafter set forth, we advise you that, in our opinion:

        1.     PCC Airfoils LLC is a limited liability company, validly existing and in full force and effect under the laws of the State of Ohio, and has the requisite limited liability company power and authority to enter into and perform its obligations under the Indenture and the Guarantee relating to the New Notes. Wyman-Gordon Forgings (Cleveland), Inc. is a corporation, validly existing and in good standing under the laws of the State of Ohio, and has the requisite corporate power and authority to enter into and perform its obligations under the Indenture and the Guarantee relating to the New Notes.

        2.     The execution and delivery of the Indenture by each Ohio Guarantor, and the performance by each Ohio Guarantor of its obligations thereunder, including the guarantee of the New Notes by each Ohio Guarantor pursuant to the Indenture, have been duly authorized by each Ohio Guarantor by all requisite corporate or limited liability company action, as the case may be.

        This opinion is limited to matters expressly stated herein and no opinion is to be inferred or may be implied beyond such matters. Without limiting the generality of the foregoing, we specifically exclude the following items:

          a.     we express no opinion with respect to the execution, delivery, validity, binding effect or enforceability of the Guarantees, the other Documents or any of the provisions thereof;

          b.     we express no opinion regarding the accuracy of any factual representation in the Documents, the financial condition of the Company, the Ohio Guarantors or any other subsidiary of the Company, or any person's ability to perform any obligations under the Documents; and

          c.     we express no opinion with respect to the compliance of any party with applicable securities laws or Blue Sky laws or the effect of noncompliance therewith.

        The opinions expressed in this letter apply only insofar as the laws of the State of Ohio are applicable, and we express no opinion and make no statement with respect to the laws of any other jurisdiction.

        This opinion letter is given as of the date hereof and is based on facts and conditions currently known to us and the laws currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change in any matters set forth herein.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated under the Securities Act.

Very truly yours,
Baker & Hostetler LLP

SCHEDULE A
OHIO GUARANTOR ORGANIZATION DOCUMENTS

1.
PCC Airfoils LLC, an Ohio limited liability company ("PCC Airfoils")

a.
The Articles of Organization of PCC Airfoils as certified by the Secretary of State of the State of Ohio on February 5, 2004 and as certified by the Secretary of PCC Airfoils as of the date hereof.

b.
The Operating Agreement of PCC Airfoils as certified by the Secretary of PCC Airfoils as of the date hereof.

c.
A certificate of the Secretary of State of the State of Ohio, dated as of March 10, 2004, evidencing that on that date, PCC Airfoils was in full force and effect under the law of the State of Ohio.

2.
Wyman-Gordon Forgings (Cleveland), Inc., an Ohio corporation ("Wyman-Gordon")

a.
The Articles of Incorporation of Wyman-Gordon as certified by the Secretary of State of the State of Ohio on February 5, 2004 and as certified by the Secretary of Wyman-Gordon as of the date hereof, and the Code of Regulations of Wyman-Gordon, as certified by the Secretary of Wyman-Gordon as of the date hereof.

b.
A certificate of the Secretary of State of the State of Ohio, dated as of March 10, 2004, evidencing that on that date, Wyman-Gordon was in good standing under the law of the State of Ohio.

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SCHEDULE A OHIO GUARANTOR ORGANIZATION DOCUMENTS